UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2024

Celularity Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38914	83-1702591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Park Ave Florham Park, New Jersey		07932
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 768-2170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CELU	The Nasdaq Stock Market LLC
Warrants, each exercisable for one-tenth of one share of Class A Common Stock at an exercise price of $11.50 per one-tenth of one share	CELUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 9, 2024, Celularity Inc., or Celularity, entered into an asset purchase agreement, or the Asset Purchase Agreement, with Sequence LifeScience, Inc., or Sequence, pursuant to which Celularity acquired Sequence’s Rebound™ full thickness placental-derived allograft matrix product, or the Product, and certain assets related thereto, collectively the Asset. The aggregate consideration paid for the Asset was $5,500,000, which consisted of (i) an upfront cash payment of $1,000,000 (ii) an aggregate of up to $4,000,000 in monthly milestone payments, or the Milestone Payments, and (iii) a credit of $500,000 for the previous payment made by Celularity to Sequence pursuant to that certain letter of intent between Celularity and Sequence dated August 16, 2024. Pursuant to the terms of the Asset Purchase Agreement, the Milestone Payments are calculated based on 20% of net sales collected by Celularity from its customers during the preceding calendar month, commencing the first full month after the closing of the transaction. The closing of the transaction occurred on October 9, 2024.

Concurrently with the execution of the Asset Purchase Agreement, Celularity entered into an exclusive supply agreement with Sequence for the manufacture and supply of the Product for a minimum period of six months. Celularity retains the right to manufacture the Product internally and intends to commence a technology transfer as soon as practicable.

The foregoing description of the terms of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which Celularity intends to file with the Securities and Exchange Commission as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2024.

Item 8.01 Other Events

On October 16, 2024, Celularity issued a press release regarding the asset purchase agreement, which press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release dated October 16, 2024
104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELULARITY INC.

Date: October 16, 2024	By:	/s/ Robert J. Hariri
Robert J. Hariri, M.D., Ph.D. Chairman and CEO